CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Advisors Series Trust and to the use of our report dated January 29, 2002 on the financial statements and financial highlights of Gilford Oakwood Equity Fund, a series of Advisors Series Trust. Such financial statements and financial highlights appear in the 2001 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.



                                                 /s/      TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
June 28, 2002